Exhibit 10(cd)
CONFIDENTIAL PORTION MARKED [************] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
STOCK AWARD AGREEMENT
          This STOCK AWARD AGREEMENT (this “Agreement”), dated December 28, 2006, is made by and between Avatar Holdings Inc., a Delaware corporation (the “Company”), and Dennis J. Getman (the “Participant”).
     1. AWARD. Pursuant to the provisions of the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as the same may be amended, restated, modified or supplemented (the “Plan”), the Committee (as defined in the Plan, the “Committee”) hereby awards to the Participant, on the date hereof, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an opportunity to receive 2,500 shares of common stock, par value $1.00 per share, of the Company (“Shares”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. This award is intended to constitute a Performance-Based Award within the meaning of the Plan.
     2. TERMS AND CONDITIONS; VESTING OF SHARES. The award evidenced by this Agreement is subject to the following terms and conditions:
     (a) Subject to Section 3 hereof, the Participant shall be entitled to receive the Shares on the date (the “Vesting Date”) on which each and all of the permits necessary for ******** to allow for “*********” (including either the ******** or other ******* to **********) shall have been obtained by the Company or any its subsidiaries or affiliates (the foregoing entities being referred to herein collectively as the “Avatar Entities” and each as an “Avatar Entity”). All determinations relating to the award to the Participant under this Agreement and the Shares issuable with respect thereto will be made by and administered under the supervision of the Company’s Compensation Committee in its sole and absolute discretion, and all determinations of the Company’s Compensation Committee will be final and binding on the Employee and the Company.
     (b) Notwithstanding Section 2(a) and except as provided in Sections 3(c) and 3(d), no Shares shall be issued to the Participant pursuant to Section 2(a) if the Participant’s employment with the Company or the Consulting Arrangement (as defined in, and in accordance with, the Amended and Restated Employment Agreement, dated as of the date hereof, by and between the Participant and the Company (as it may be amended, modified or supplemented from time to time, the “Employment Agreement”), has terminated for any reason on or prior to the Vesting Date.
     (c) The Participant shall not possess any incidents of ownership (including, without limitation, dividend, interest and voting rights) in Shares or the Change in Control Amount, as applicable, until such Shares or the Change in Control Amount shall have vested and been issued and distributed to the Participant in the form of Shares or, in the case of a Change in Control Amount, a single, lump sum cash payment, in accordance with Section 3 hereof.

     (d) Each reference contained in this Agreement to:
     “Change in Control” shall mean any of the following events: (a) a person or entity or group of persons or entities, acting in concert, becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities of the Company representing 50.1% or more of the combined voting power of the issued and outstanding common stock of the Company; (b) the Board of Directors of the Company approves any merger, consolidation or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of the event described in clause (a) above, and such transaction shall have been consummated; (c) the Company ceases to be engaged, directly or indirectly, and does not intend to be engaged at any time in the foreseeable future, in any real estate business; or (d) the Company sells, transfers or otherwise disposes of all or substantially all of its assets in one transaction or a series of transactions. The date on which a Change in Control is consummated, with respect to clauses (a) and (b), or occurs, with respect to clause (c), is herein referred to as the “Change in Control Date.”
     “Change in Control Amount” shall have the meaning set forth in Section 3(e) hereof.
     “Common Stock” shall mean common stock, par value $1.00 per share, of the Company.
     “Fair Market Value” shall mean the average of the closing prices of the Common Stock for the fifteen trading days ending with and including the measuring date if the Common Stock is readily tradeable on a national securities exchange, the National Association of Securities Dealers Automated Quotation System or other national market system, provided, however, if such exchange or system is not open for business on any day during such period or the Common Stock was not traded on any day during such period, the Fair Market Value shall be determined as of the most recent fifteen (15) trading days ending with and including the measuring date on which such exchange or system shall have been open for business and the Common Stock was traded, and if the Common Stock is not readily tradable as set forth above, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.
     3. TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL.
     (a) For purposes of this Section 3, the terms Cause, Without Cause, Disability, Consulting Term, Consulting Arrangement and Term of Employment shall have the meanings ascribed to such terms in the Employment Agreement; provided, however, if the Participant is no longer employed pursuant to such Employment Agreement, each such term shall have the meaning ascribed to it in the employment agreement last in effect which contains such defined term.

     (b) If the Participant’s employment with the Company or the Consulting Arrangement, as applicable, is terminated by the Company for Cause or if the Participant terminates his employment or the Consulting Arrangement, as applicable, by resignation, the Participant shall forfeit the opportunity to receive Shares pursuant to Section 2(a) hereof (or, in the event a Change in Control has occurred, the earned but unpaid Change in Control Amount) as of the date of such termination.
     (c) If the Participant’s employment with the Company or the Consulting Arrangement, as applicable, is terminated by the Company Without Cause, (i) all Shares vested but not yet issued to the Participant pursuant to Section 2(a) hereof on or prior to the date of such termination shall be immediately distributed to the Participant, or, (ii) in the event a Change in Control and the Vesting Date has occurred, the Participant shall be entitled to receive the Change in Control Amount upon the date of such termination.
     (d) If the Participant’s employment with the Company or the Consulting Arrangement, as applicable, is terminated due to the Participant’s death or Disability, (i) all Shares vested but not yet issued to the Participant pursuant to Section 2(a) hereof on or prior to the date of such termination shall be immediately distributed to the Participant, or, (ii) in the event a Change in Control and the Vesting Date has occurred, the Participant shall be entitled to receive the Change in Control Amount, if any, upon the date of such termination.
     (e) Subject to Sections 3(b), 3(c) and 3(d) above, in the event of a Change in Control during the Term of Employment or the Consulting Term that results in the Shares ceasing to exist as equity securities of the Company, the Participant’s right to receive the Shares pursuant to Section 2(a) hereof shall be converted into the right to receive, on the Vesting Date, such amount of cash, securities or other property (or any combination thereof) received by the stockholders of the Company in connection with such Change in Control as if such Shares were issued and outstanding and held of record by the Participant immediately prior to such Change in Control (the “Change in Control Amount”). The Change in Control Amount shall be determined by the Company’s Compensation Committee, in its sole and absolute discretion, or by such other committee, entity or person that shall be the successor to the responsibilities of the Company’s Compensation Committee following such Change in Control.
     4. EQUITABLE ADJUSTMENT. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, in order to prevent dilution or enlargement of the Participant’s rights under this Agreement and the Plan, the Committee shall, in an equitable manner, adjust the number and kind of shares that may be issued under this Agreement and make any other appropriate adjustments in the terms of the Shares, the Change in Control Amount and this Agreement to reflect such changes or distributions.
     5. TAXES. Any distribution of Shares pursuant to this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. In connection with any such distribution, the Company may require the Participant to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the Shares granted hereunder by electing to have the Company withhold Shares having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates prescribed by statute or regulation.
     6. REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any stock certificates representing the Shares issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or the NASDAQ Stock Market Inc., and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such Shares to the Participant if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange or the NASDAQ Stock Market Inc., or the Participant shall not yet have complied fully with the provisions of Section 5 hereof.
     7. INVESTMENT REPRESENTATIONS AND RELATED MATTERS. The Participant hereby represents that the Shares issuable pursuant to this Agreement are being acquired for investment and not for sale or with a view to distribution thereof. The Participant acknowledges and agrees that any sale or distribution of the Shares issued pursuant to this Agreement may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Participant hereby consents to such action as the Committee or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing the Shares issued pursuant to this Agreement and delivering stop transfer instructions to the Company’s stock transfer agent.
     8. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not confer upon the Participant any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Participant’s employer to terminate the Participant’s employment at any time for any reason or no reason.
     9. CONSTRUCTION. The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Participant.
     10. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to the Participant at the last address specified in Participant’s employment records, or such other address as the Participant may designate in writing to the Company, or (ii) to the Company, Avatar Holdings Inc., 201 Alhambra Circle, 12th Floor, Coral Gables, Florida 33134, Attention: Corporate Secretary, or such other address as the Company may designate in writing to the Participant.
     11. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     12. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
     13. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time.
     14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.
     15. SUCCESSORS. The Company and the Participant agree that this Agreement and all of the Company’s rights and obligations hereunder shall be assigned or transferred by the Company to and shall be assumed by and become binding upon and shall inure to the benefit of any successor to the Company. The term “successor” shall mean (with respect to the Company) any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or substantially all of the assets of the Company.
     16. MISCELLANEOUS. This Agreement cannot be modified or terminated orally. This Agreement, the Plan and the Employment Agreement contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.
(signature page follows)

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AVATAR HOLDINGS INC.
By:	/s/ Gerald D. Kelfer
	Name:	Gerald D. Kelfer
	Title:	Chief Executive Officer

/s/ Dennis J. Getman
Dennis J. Getman

Getman Stock Award Agreement